EXHIBIT 10.14

November 1, 2002

Via Facsimile: (972) 579-6448
BANCTEC, INC.
BANCTEC UPPER-TIER HOLDING, LLC
BANCTEC INTERMEDIATE HOLDING, INC.
2701 East Grauwyler Road
Building #3
Irving, Texas 75061
Attention: Chief Financial Officer

Re:                               LOAN AND SECURITY AGREEMENT—WAIVER, CONSENT AND AMENDMENT  RELATING TO BANCTEC RESTRUCTURING

Ladies and Gentleman:

Reference is hereby made to that certain Loan and Security Agreement by and among BANCTEC, INC., a Delaware corporation (“Borrower”), the financial institution(s) listed on the signature pages hereof, and their respective successors and Eligible Assignees (“Lender”) and HELLER FINANCIAL, INC., a Delaware corporation (“Agent”), as Agent for the Lender, dated as of May 30, 2001 (as amended or otherwise modified in writing, the “Loan Agreement”).  Unless otherwise indicated, all terms used herein shall have the same meanings as in the Loan Agreement.

Borrower has requested that Agent and Lender consent to the consummation of the following transactions, as such transactions are more fully described in that certain Contribution and Subscription Agreement (the “Contribution Agreement”), dated as of November 1, 2002, executed by Borrower, BancTec Upper-Tier Holding, LLC, a Delaware limited liability company (“Upper-Tier Holding”), and BancTec Intermediate Holding, Inc., a Delaware corporation (“Intermediate Holding”), and in that certain Limited Liability Company Agreement of BancTec Upper-Tier Holding, LLC (“Limited Liability Company Agreement”), dated as of November 1, 2002, executed by Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P., the other WCAS Members (as defined in the Limited Liability Company Agreement), Convergent Equity Partners, L.P., the Executive Members (as defined in the Limited Liability Company Agreement), and the other Members (as defined in the Limited Liability Company Agreement):  (a) (i) the creation of BancTec Upper-Tier Holding, a Delaware general partnership (“Original Partnership”), and (ii) the contribution to Original Partnership by the WCAS Members of the Senior Subordinated Note and the Deferred Interest Notes (as defined in the Senior Subordinated Note), and of the entirety of their ownership interest in the capital stock of Borrower and in the warrants to purchase capital stock of Borrower issued to them by Borrower; (b) (i) the creation of Upper-Tier Holding, and (ii) the contribution to

Upper-Tier Holding: (A) by the WCAS Members of all of their interests in Original Partnership, (B) by Convergent of 1,181,946 shares of Class A Common Stock, par value $.01 per share of Borrower, and (C) by the Executive Members of $100,000 in cash, in each case in exchange for such interest in Upper-Tier Holding as is described in the Limited Liability Company Agreement; (c) the dissolution and termination of Original Partnership and transfer of all of the assets of Original Partnership to Upper-Tier Holding, whereupon Upper-Tier Holding becomes the owner of the Senior Subordinated Note and the Deferred Interest Notes (hereinafter, the “Subordinated Notes”) and of all the issued and outstanding capital stock of Borrower and of warrants to purchase capital stock of Borrower (such capital stock and warrants being hereinafter collectively referred to as the “BancTec Stock and Warrants”); and (d) (i) creation of an Intermediate Holding, (ii) contribution by Upper-Tier Holding to Intermediate Holding of the BancTec Stock and Warrants and $100,000 in cash in exchange for the issuance by Intermediate Holding to Upper-Tier Holding of 100% of the issued and outstanding capital stock of Intermediate Holding, and (iii) subscription by Intermediate Holding for, and issuance by Borrower to Intermediate Holding of, 667 shares of Series A Preferred Stock of Borrower for an aggregate subscription price of $100,000 (such transactions being hereinafter referred to collectively as the “Proposed Transaction”), and that Agent and Lender waive any violation of any provision of the Loan Agreement to the extent such provision would otherwise be deemed violated solely due to the consummation of the Proposed Transaction.

Borrower has further requested that Agent and the Lender (a) amend the Loan Agreement to permit Borrower to make cash dividends to Intermediate Holding (i) in an aggregate amount equal to the actual federal and state income and franchise tax liability for any applicable year of Intermediate Holding, Borrower and Borrower’s Subsidiaries as determined on a consolidated basis pursuant to actually filed consolidated tax returns of Intermediate Holding, Borrower and Borrower’s Subsidiaries, (ii) in an amount not to exceed $200,000 during each fiscal year of Borrower to be used to pay the administrative expenses of Intermediate Holding and Upper-Tier Holding,  and (iii) in connection with the purchase by Upper-Tier Holding pursuant to Section 8.05 of the Limited Liability Company Agreement of all Interests (as defined in the Limited Liability Company Agreement) in Upper-Tier Holding then held by a Carry Member (as defined in the Limited Liability Company Agreement) and his affiliates or transferees, provided that the amount of such cash dividend in connection with such specific purchase does not exceed the Series C Principal Balance (as defined in the Limited Liability Company Agreement) of such Carry Member, and (b) amend the Loan Agreement to permit Borrower to file consolidated income tax returns with Intermediate Holding, and (c) make the other agreements hereinafter set forth.

Subject to the terms, conditions and provisions of this letter, (a) each of Lender and Agent hereby (i) consents to the consummation of the Proposed Transaction, and (ii) waives any violation of the provisions of the Loan Agreement to the extent such provisions would be deemed violated solely due to the consummation of the Proposed Transaction, and (b) each of Agent, Lender and Borrower hereby amends the Loan Agreement and hereby makes such other agreements as follows:

(i)            Borrower, Agent and Lender hereby amend Section 7.5 of the Loan Agreement by deleting it in its entirety and replacing it with the following:

“7.5         Restricted Junior Payments.  Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that (a) Subsidiaries of Borrower may make Restricted Junior Payments with respect to their common stock, (b) the Borrower may declare and pay dividends with respect to its capital stock payable in additional shares of its common stock, (c) the Borrower may make Restricted Junior Payments pursuant to and in accordance with currently existing stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (d) Borrower may make regularly scheduled interest payments on the Senior Subordinated Note and issue and pay interest on Deferred Interest Notes (as defined in the Senior Subordinated Note) provided that at the time of such payment or issuance Borrower is in compliance with the Fixed Charge Coverage Ratio specified in B of the Financial Covenants Rider, (e) Borrower may make cash dividends to BancTec Intermediate Holding, Inc., a Delaware corporation (‘Intermediate Holding’), up to the aggregate amount equal to the actual federal and state income and franchise tax liability for any applicable taxable year of Intermediate Holding, Borrower and Borrower’s Subsidiaries as determined on a consolidated basis pursuant to consolidated tax returns actually filed for Intermediate Holding, Borrower and Borrower’s Subsidiaries, (f) Borrower may make cash dividends to Intermediate Holding in an amount each fiscal year of Borrower not to exceed $200,000 to be used to pay the administrative expenses of Intermediate Holding and of BancTec Upper-Tier Holding, LLC, a Delaware limited liability company (‘Upper-Tier Holding’), and (g) provided no Default or Event of Default then exists, Borrower may make cash dividends to Intermediate Holding in connection with the purchase by Upper-Tier Holding pursuant to Section 8.05 of the Upper-Tier Holding LLC Agreement of all Interests (as defined in the Upper-Tier Holding LLC Agreement) in Upper-Tier Holding then held by a ‘Carry Member’ (as defined in the Upper-Tier Holding LLC Agreement) and his affiliates or other transferees, provided that the amount of such cash dividend in connection with any such specific purchase shall not exceed the Series C Principal Balance (as defined in the Upper-Tier Holding LLC Agreement) of such Carry Member.”

(ii)           Borrower, Agent and Lenders hereby amend Section 7.10 of the Loan Agreement by deleting it in its entirety and replacing it with the following:

“7.10       Tax Consolidations.  File or consent to the filing of any consolidated income tax return with any Person other than any of Borrower’s Subsidiaries or Intermediate Holding; provided that in the event Borrower files a consolidated return with Intermediate Holding or any such other Person, Borrower’s contribution with respect to taxes as a result of the filing of such consolidated return shall not be greater, nor the receipt of tax benefits less, than they would have been had Borrower not filed a consolidated return with Holdings or such other Person.”

(iii)          Borrower, Agent and Lender hereby agree that in addition to and not in limitation of the Events of Default presently set forth in Section 8.1 of the Loan Agreement, the occurrence of any of the following shall also constitute an Event of Default:

                (A)          Upper-Tier Holding and/or Intermediate Holding hereafter forms a new Subsidiary; or

                (B)           Upper-Tier Holding conducts any business other than being the holding company for all the issued and outstanding capital stock in Intermediate Holding and the Subordinated Notes; or

                (C)           Intermediate Holding conducts any business other than being the holding company for all the issued and outstanding capital stock of and of all the issued warrants to purchase capital stock of Borrower.

(iv)          Borrower, Agent and Lender hereby amend Section 11.1 of the Loan Agreement by adding thereto a new definition, “Upper-Tier Holding LLC Agreement,” to read in its entirety as follows:

“‘Upper-Tier Holding LLC Agreement’ means that certain Limited Liability Company Agreement of BancTec Upper-Tier Holding LLC, dated as of November 1, 2002, executed by WCAS, et al., as in effect on the original date of execution thereof and as thereafter amended, to the extent Agent has consented to such amendment.”

(v)           Borrower, Agent and Lender hereby agree that unless otherwise required by Agent, calculation of the covenants contained in the Financial Covenants Rider attached to the Loan Agreement shall continue to only take into account Borrower and its Subsidiaries (and not Intermediate Holding) and that unless otherwise required by Agent the reporting required by the Reporting Rider attached to the Loan Agreement shall continue to be reported on the basis of Borrower and its Subsidiaries (and not on the basis of Intermediate Holding and its Subsidiaries).

Notwithstanding the foregoing, Lender’s and Agent’s consents, waivers and agreements herein are subject to the satisfaction of the following conditions in a manner and pursuant to documentation satisfactory to Agent:

(a)                                  Agent shall have received a copy of this letter, duly and validly executed by Borrower, Upper-Tier Holding and Intermediate Holding;

(b)                                 Agent shall have received a copy of the executed Contribution Agreement, including all exhibits and schedules thereto, and of the executed Limited Liability Company Agreement, including all exhibits and schedules thereto, and of all other documentation executed and issued in connection with the Proposed Transaction;

(c)                                  Agent shall have received (i) a Guaranty Agreement duly executed by Upper-Tier Holding, in favor of Agent and Lender, whereby Upper-Tier Holding guarantees payment of the Obligations, and (ii) a Guaranty Agreement duly executed by

Intermediate Holding, in favor of Agent and Lender, whereby Intermediate Holding guarantees payment of the Obligations; and

(d)                                 satisfaction of such other conditions as Agent shall reasonably require.

By execution of this letter, each of Borrower, Upper-Tier Holding and Intermediate Holding hereby agrees for the benefit of Agent and Lender that (a) the Loan Agreement constitutes the “Credit Agreement” for the purpose of the Senior Subordinated Notes, (b) all Obligations constitute “Senior Indebtedness” for purposes of the Senior Subordinated Notes, and (c) the consummation of the Proposed Transaction does not and shall not be deemed to constitute a “Change of Control” for purposes of the Senior Subordinated Notes.

Each of Borrower, Upper-Tier Holding and Intermediate Holding is hereby notified that irrespective of (a) any waivers previously granted by Agent or Lender regarding the Loan Agreement and the Loan Documents, (b) any previous failures or delays of Agent or Lender in exercising any right, power or privilege under the Loan Agreement or the Loan Documents, or (c) any previous failures or delays of Agent or Lender in the monitoring or in the requiring of compliance by Borrower with the duties, obligations, and agreements of Borrower in the Loan Agreement and the Loan Documents, hereafter each of Borrower, Upper-Tier Holding and Intermediate Holding will be expected to comply strictly with its duties, obligations and agreements under the Loan Agreement and the Loan Documents.

Except as expressly provided above, nothing contained in this letter or any other communication between Agent and/or Lender and Borrower shall be a waiver of any past, present or future violation, default or Event of Default of Borrower under the Loan Agreement or any Loan Documents.  Similarly, each of Agent and Lender hereby expressly reserves any rights, privileges and remedies under the Loan Agreement and each Loan Document that Agent or Lender may have with respect to each violation, default or Event of Default, and any failure by Agent or Lender to exercise any right, privilege or remedy as a result of the violation set forth above shall not directly or indirectly in any way whatsoever either (a) impair, prejudice or otherwise adversely affect the rights of Agent or Lender, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any Loan Documents, (b) amend or alter any provision of the Loan Agreement or any Loan Documents or any other contract or instrument, or (c) constitute any course of dealing or other  basis for altering any obligation of Borrower or Upper-Tier Holding or Intermediate Holding or any rights, privilege or remedy of Agent under the Loan Agreement or any Loan Documents or any other contract or instrument.  Nothing in this letter shall be construed to be a consent by Agent or Lender to any prior, existing or future violations of the Loan Agreement or any Loan Document or to any transaction involving Borrower or Intermediate Holding or Upper-Tier Holding other than the Proposed Transaction.

This letter and its agreement to and acceptance by Borrower, Upper-Tier Holding and Intermediate Holding may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.

Please acknowledge your agreement to the terms and conditions of this letter by executing it in the space below and returning it to the undersigned.

Very truly yours,

HELLER FINANCIAL, INC.,
as Agent and Lender

By:
Name:
Title:

AGREED TO AND ACCEPTED:

BANCTEC, INC.

By:
Name:
Title:

BANCTEC UPPER-TIER UPPER-TIER HOLDING, LLC

By:
Name:
Title:

BANCTEC INTERMEDIATE INTERMEDIATE HOLDING, INC.

By:
Name:
Title:

cc:                                 Via Facsimile (212) 841-5725
Reboul, MacMurray, Hewitt,
Maynard & Kristol
45 Rockefeller Plaza
New York, New York  10111
Attn:  Steven R. Rutkovsky, Esq.

                                                Via Facsimile (312) 441-6876
Heller Financial, Inc.
500 West Monroe
Chicago, Illinois  60661
Attn:  Legal Services/HCF- BancTec, Inc.